CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 39 to the Registration Statement on Form N-4 (No. 333-20343) (the "Registration Statement") of our report dated April 16, 2024 relating to the financial statements of Union Security Life Insurance Company of New York appearing on Form N-VPFS for the year ended December 31, 2023, and to the references to us under the heading “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 23, 2024